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                                                                     EXHIBIT 4.4

                                  SEITEL, INC.

                             SUBSCRIPTION AGREEMENT

To:  Seitel, Inc.
     50 Briar Hollow Road West
     Houston, Texas 77027

     1.   The undersigned hereby subscribes for      shares of common stock, par
value $.01 per share (the "Common Stock") issued by Seitel, Inc. (the "Company") at a price of $5.375 per share. The undersigned agrees to tender payment of the subscription price of the Common Stock subscribed for as set forth on the signature page of this Subscription Agreement, upon return of this executed Subscription Agreement.

          The undersigned agrees that this subscription is and shall be irrevocable, but that it may be rejected, in whole or in part, by the Company, and that the obligations of the undersigned hereunder will terminate if this subscription is not accepted by the Company. The undersigned understands that the Company will notify him if this subscription has been rejected for any reason. If this subscription is rejected by the Company, the payment tendered by him will be returned to him forthwith, without interest or deduction. If this subscription is accepted by the Company, the amount of the payment tendered will be applied by the Company for working capital purposes.

     2. The undersigned understands and agrees that an investment in the Company at the outset is an illiquid investment.

          (a)(i) Texas Residents. The undersigned hereby acknowledges that the Common Stock cannot be sold unless it is subsequently registered under the Securities Act of 1933, as amended (the "Act") and applicable state securities laws ("State Acts") including in particular the Texas Securities Act, or an exemption from registration is available. The undersigned further acknowledges that because the shares of Common Stock are not readily transferable, he must bear the economic risk of his investment for an indefinite period of time.

             (ii) Other Residents. The undersigned must bear the economic risk of investment in the Common Stock for an indefinite period of time, since Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws ("State Acts"), and, therefore, cannot be transferred or sold unless either subsequently registered under the Act and applicable State Acts, or an exemption from registration is available and a favorable opinion of counsel to that effect is obtained.

          (b) The Company plans to use its best efforts to file a registration statement under the Act within one year from the date hereof for the Common Stock, but there is no assurance that the registration statement in connection therewith will be declared effective.

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     3.   The undersigned represents to and agrees with the Company, that:

          (a) The undersigned and his investment advisor(s), if any, have carefully reviewed and understand the risks of and other considerations relating to, a purchase of the Common Stock.

          (b) The undersigned and his investment advisor(s), if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Memorandum and have had all of their inquiries to the Company answered in full, and have been furnished all requested materials relating to the Company and the offering and sale of the Common Stock and any other matter described in the letter dated as of July 21, 1992 accompanying this Subscription Agreement (the "Letter").

          (c) Neither the undersigned nor his investment advisor(s), if any, have been furnished any offering literature by the Company or any of its affiliates, associates or agents, other than the Letter and the exhibits and attachments thereto.

          (d) The undersigned is acquiring the Common Stock for which he hereby subscribes as principal for his own investment account, and not (1) with a view to the resale or distribution of all or any part of such Common Stock, (2) on behalf of another person who has not made the foregoing representation, or (3) in order for any person to acquire less than the minimum subscription required hereunder, unless a lesser subscription specifically has been accepted by the Company.

          (e) The undersigned is an accredited investor, as defined in Rule 501(a) of Regulation D promulgated pursuant to the Act, by virtue of the fact that (initial applicable choice):

          ____    (i)  The undersigned had individual income (exclusive of any income attributable to spouse) of more than $200,000 in each of the most recent two years or joint income with the undersigned's spouse in excess of $300,000 and reasonably expects to have income of at least the same level for the current year.

          ____   (ii)  The undersigned has an individual net worth, or a
combined net worth with the undersigned's spouse, in excess of $1,000,000. For purposes of this Subscription Agreement, "individual net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities.

          ____ (iii) The undersigned is a director or executive officer of the Company.

           Accredited partnership, corporation, trust or other entity: investors must initial one or both of the following two statements.

          ____   (iv)  The undersigned is a bank as defined in section 3(a)(2)
of the Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its

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individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

          ____   (v)  The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

          ____ (vi) The undersigned is an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

          ____ (vii) The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii).

          ____ (viii) All of the equity owners of the undersigned qualify as accredited investors under one of the statements set forth above.

          ____ (ix) The undersigned otherwise meets the definition of accredited investor set forth in Rule 501(a) of Regulation D, as follows (explain briefly):

          ____   (x)  Check here if the undersigned does not meet any of the above criteria for accredited investors.

          (f) The undersigned has evaluated the risks of investing in the Company and has substantial experience in making investment decisions of this type or is relying on his professional advisors or purchaser representative(s) (check here if this is the case _____), in making this investment decision.

          (g) The undersigned understands the fundamental aspects of and risks involved in an investment in the Company, including (1) the volatility in the demand for seismic data and the highly competitive

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nature of the Company's business, (2) the lack of liquidity and the restrictions on transferability of the Common Stock, and (3) the potential dilution due to the outstanding common stock equivalents.

          (h) The address set forth on the Subscription Agreement Signature Page hereof is the undersigned's true and correct principal address, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

          (i) The undersigned, if a corporation, partnership, trust or other form of business entity, (1) is authorized and otherwise duly qualified to purchase and hold the Common Stock, (2) has its principal place of business at its residence address set forth on the Subscription Agreement Signature Page hereof, (3) has not been formed for the specific purpose of acquiring the Common Stock, and (4) has submitted and executed all documents required pursuant to the Certificate for Corporate, Partnership, Trust and Joint Purchasers and Special Subscription Instructions. The person executing this Subscription Agreement and all other documents related to the offering hereby represents that he is duly authorized to execute all such documents on behalf of the entity. IF THE UNDERSIGNED IS ONE OF THE AFOREMENTIONED ENTITIES, IT HEREBY AGREES TO SUPPLY ANY ADDITIONAL WRITTEN INFORMATION THAT MAY BE REQUIRED BY THE COMPANY.

          (j) All of the information that the undersigned has heretofore furnished to the Company, or that is set forth herein with respect to himself, his financial position, and his business and investment experience, is correct and complete as of the date hereof, and, if there should be any material change in such information prior to the closing of the sale of the Common Stock, the undersigned will immediately furnish the revised or corrected information to the Company.

          (k) The undersigned agrees to be bound by all of the terms and conditions of the offering made by the Letter and the exhibits thereto.

          (1) No person other than the undersigned will have a direct or indirect interest in the Common Stock subscribed for hereby.

     4. The foregoing representations are true and accurate as of the date hereof, shall be true and accurate as of the date of the closing of this offering, and shall survive such closing. If, in any respect, such representations shall not be true and accurate prior to or upon the closing of this offering, the undersigned shall give written notice of such fact to the Company, specifying which representations are not true and accurate and the reasons therefor, with a copy to his purchaser representative(s), if any.

     5. The undersigned agrees to indemnify and hold harmless the Company, and each of the officers, directors, partners and shareholders of the Company, and any selected dealer, from and against any loss, damage or liability due to or arising out of a breach of any of the foregoing representations.

     6. If the undersigned is more than one person or entity, the obligations of the undersigned shall be joint and several and the

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representations and the indemnification obligation herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successor and assigns.

     7. (a) The Company agrees to use its best efforts to include the shares of Common Stock in a registration' statement filed with the Securities and Exchange Commission within one year from the date of the issuance of the Common Stock and will to use its best efforts to cause such registration statement to be declared effective and to maintain its effectiveness for a period of two (2) years. The Company shall bear all of the Cost and Expense (as hereinafter defined) of such registration.

          (b) The undersigned agrees that in connection with the Company's registration of shares of Common Stock he shall:

               (i) Deliver in writing all information to the Company concerning himself and his holdings of securities of the Company as shall be required in connection with the preparation and filing of any registration statement covering any shares of the Company's common stock owned by him; and

               (ii) Indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact contained in any registration statement or prospectus furnished under the Act or caused by any omission to state a material fact therein necessary to make the statements therein not misleading, insofar as such losses, claims, damages, expenses and liabilities are caused by such untrue statement or omission based upon information furnished in writing to the Company by him expressly for use in any registration statement or prospectus.

          (c) As used in this Subscription Agreement, "Cost and Expense" shall include all of the costs and expenses relating to any registration statement to which it relates, including, without limitation, registration, filing and qualification fees, blue-sky expenses, printing expenses, fees and disbursements of counsel to the Company, and accounting fees, except that underwriting discounts and commissions and reimbursable underwriters' expenses (if any) shall be borne by each Subscriber.

     8. This subscription is not transferable or assignable by the undersigned.

     9. This subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

     10. This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without giving effect to conflict of law principles.

     11. When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural and vice versa and masculine words shall include the feminine and the neuter genders and vice versa.

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                                  SEITEL, INC.
                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE

     The undersigned hereby subscribes for shares of common stock, par value $.01 per share, issued by Seitel, Inc., a corporation organized under the laws of the State of Delaware, at $5.375 per share. This Subscription Agreement as executed and the appropriate payment should be forwarded to Clare J. Attura, c/o Helm Resources, Inc., 93 Mason Street, Greenwich, CT 06830.

     1. Dated: as of July 21, 1992

     2. Number of shares subscribed for:

     3. Aggregate Subscription Price :          (1)

     4. Subscription Payable: Cash:
                              Promissory Note:

----------------------------                      ----------------------------
Signature of Subscriber (and                      Taxpayer Identification or
title, if applicable)                             Social Security Number

----------------------------                      ----------------------------
Signature of Joint Purchaser                      Taxpayer Identification or
(if any)                                          Social Security Number

Name and Residence Address                        Mailing Address, if Different
(No Post Office Address)                          from Residence Address:

----------------------------                      ----------------------------
Name (please print)                               Name (please print)

----------------------------                      ----------------------------
Number and Street                                 Number and Street

----------------------------                      ----------------------------
City     State     Zip Code                       City      State   Zip Code

Subscription for      shares of common stock, par value $.01 per share,
of Seitel, Inc. accepted.

SEITEL, INC.

By:
   -------------------------
Title: Vice President

Date: as of July 21, 1992

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                SPECIAL SUBSCRIPTION INSTRUCTIONS FOR CORPORATE,

                    PARTNERSHIP, TRUST, AND JOINT PURCHASERS

     If the investor is a corporation, partnership, trust, or other entity or joint purchaser, the following additional instructions must be followed. INFORMATION ADDITIONAL TO THAT REQUESTED BELOW MAY ALSO BE REQUIRED BY THE COMPANY IN SOME CASES.

     I. Authorization. The investor must provide a copy of (a) the corporation's articles of incorporation, by-laws and authorizing resolution, (b) the partnership agreement, or (c) the trust agreement, as applicable.

     II.  Subscription Agreement

          A. Corporations. An authorized officer of the corporation must date, sign, and complete the Subscription Agreement with information concerning the corporation. The officer should print the name of the corporation above his signature, and print his name and office below his signature.

          B. Partnerships. An authorized partner must date, sign, and complete the Subscription Agreement with information concerning the partnership. The partner should print the name of the partnership above his signature, and print his name and the words "general partner" below his signature.

          C. Trusts. In the case of a trust, the authorized trustee should date, sign, and complete the Subscription Agreement with information concerning the trust. The trustee should print the name of the trust above his signature, and print his name and the word "trustee" below his signature. In addition, an authorized trustee should also provide information requested in the Subscription Agreement as it pertains to him as an individual.

          D. Joint Ownership. Except with regard to married couples, joint investors must individually meet the investor suitability requirements; in all cases, each must date, sign, and complete the Subscription Agreement. Joint investors must state if they are purchasing the Common Stock as joint tenants with the right of survivorship, tenants in common, or community property, and each must execute the Subscription Agreement Signature Page.

     III. In certain circumstances, the investor may also be required to provide an opinion of counsel to the same effect as the Certificate set forth on the following page.

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                                  SEITEL, INC.

                CERTIFICATE FOR CORPORATE, PARTNERSHIP, AND TRUST

     If the investor is a corporation, partnership, trust, or other entity, an authorized officer, partner, or trustee must complete, date, and sign this Certificate.

                                   CERTIFICATE

I hereby certify that:

     a. The investor has been duly formed and is validly existing and has full power and authority to invest in Helm Resources, Inc. (the "Company"). The investor has not been formed for the purpose of investing in the Common Stock.

     b. The investor's Subscription Agreement has been duly and validly authorized, executed, and delivered by the investor and, upon acceptance by the Company, will constitute the valid, binding, and enforceable obligation of the investor.

Dated:   ____________, 1992                    -------------------------------
                                               Name of investor (please print)


                                               ---------------------------------
                                               Signature and title of authorized
                                               officer, partner, or trustee